UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 25, 2007
(Date of earliest event reported)

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File No.)	38-0837640 (IRS Employer Identification No.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Disclosure of Entry Into or Modification of Compensation Arrangements

On September 25, 2007, the Herman Miller, Inc. (the Company) Board of Directors approved a Change in Control agreement for Curtis S. Pullen, Executive Vice President and Chief Financial Officer. The form of this agreement is incorporated by reference from Exhibit 10(r) of the Company’s Annual Report on Form 10-K for the fiscal year ended June 2, 2007. The Board of Directors also approved the Company’s entry into indemnification agreements with Mr. Pullen and two members of the Board of Directors — John Hoke III and Paget Alves. The other members of the Board of Directors currently have such agreements. The attached Exhibit 99.1 presents the form of Mr. Pullen’s indemnification agreement. Exhibit 99.2 to this Form 8-K presents the form of indemnification agreements applicable to Mr. Hoke, Mr. Alves, and the other Directors.

Also on September 25, 2007, the Company’s Board of Directors adopted the Herman Miller, Inc. Nonemployee Officer and Director Deferred Compensation Plan (the "Plan"). The Plan replaces the earlier Herman Miller, Inc. Nonemployee Officer and Directors Deferred Compensation Stock Purchase Plan. The new plan includes a provision allowing nonemployee officers and directors to defer a portion of their compensation from the Company into Herman Miller stock units or into other investment funds. A copy of the Plan is attached as Exhibit 99.3 to this Form 8-K.

The Company’s Board of Directors also made the following changes in director compensation structure, effective beginning January 1, 2008:

•	The annual retainer fee for each non-employee director was set at $120,000.
•	The additional annual retainer fee for board chairman was set at $295,000 plus a $10,000 allowance for benefits.
•	The annual audit committee chairperson retainer fee was set at $17,500.
•	The annual compensation committee chairperson retainer fee was set at $10,000.
•	The annual nominating and governance committee chairperson retainer fee was set at $7,500.

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 25, 2007, the Company’s Board of Directors amended and restated the Herman Miller, Inc. Bylaws to permit the CEO and Vice President of Legal Affairs to approve changes to the form of the Company’s stock certificates. Previously, such changes required the approval of the Board of Directors. The amendment was made to allow the Company to more efficiently respond to changes required by its stock transfer agent. A copy of the Company’s Amended and Restated Bylaws is attached as Exhibit 99.4 to this Form 8-K.

Item 7.01.      Regulation FD Disclosure

On September 28, 2007, Herman Miller, Inc. issued a press release. A copy of the press release is attached as Exhibit 99.5.

Item 8.01.      Other Events

On September 25, 2007 The Board of Directors of Herman Miller, Inc. extended the company’s stock repurchase program by authorizing share repurchases of $300 million, in addition to approximately $73 million still remaining from a previous authorization.

Item 9.01.      Financial Statements and Exhibits.

Exhibits.

99.1	Indemnity Agreement [Form for Officers]

99.2	Indemnity Agreement [Form for Directors]

99.3	Herman Miller, Inc. Nonemployee Officer and Director Deferred Compensation Plan

99.4	Amended and Restated Bylaws of Herman Miller, Inc.

99.5	Press Release dated September 28, 2007

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 28, 2007	HERMAN MILLER, INC. (Registrant) By: /s/ Curtis S. Pullen —————————————— Curtis S. Pullen Chief Financial Officer

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